UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2016

Aclaris Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37581	46-0571712
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Lindenwood Drive, Suite 400

Malvern, PA 19355

(Address of principal executive offices, including zip code)

(484) 324-7933

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On November 17, 2016, Aclaris Therapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC and Leerink Partners LLC, as representatives of the underwriters (the “Underwriters”), to issue and sell 4,000,000 shares of common stock of the Company (“Common Stock”) in an underwritten public offering pursuant to a Registration Statement on Form S-3 (File No. 333-214384) and a related prospectus and prospectus supplement, in each case filed with the Securities and Exchange Commission (the “Offering”).  The offering price to the public is $22.75 per share of Common Stock.  In addition, the Company granted the Underwriters an option to purchase, for a period of 30 days, up to an additional 600,000 shares of Common Stock.  The Company estimates that the net proceeds from the Offering will be approximately $85.2 million, or approximately $98.1 million if the Underwriters exercise in full their option to purchase additional shares of Common Stock, in each case after deducting underwriting discounts and commissions and estimated offering expenses.

The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.  A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the legal opinion as to the legality of the shares of Common Stock to be issued and sold in the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 8.01                                           Other Events.

Press Releases

On November 16, 2016, the Company issued a press release announcing the Offering.  On November 17, 2016, the Company issued a press release announcing that it had priced the Offering.  Copies of the press releases are furnished herewith as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Caution Concerning Forward Looking Statements

This Current Report on Form 8-K may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21 E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. These forward-looking statements include statements about the Company’s anticipated public offering, anticipated use of proceeds, clinical development of the Company’s drug candidates, expectations regarding future clinical trials, expectations regarding the Company’s cash balance and future expectations and plans and prospects for the Company. These forward-looking statements are based on information currently available to the Company and its current plans or expectations, and are subject to a number of uncertainties and risks that could significantly affect current plans. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including the uncertainties related to market conditions and the completion of the public offering on the anticipated terms or at all, and uncertainties inherent in the initiation of future clinical trials. The Company’s forward-looking statements also involve assumptions that, if they prove incorrect, would cause its results to differ materially from those expressed or implied by such forward-looking statements. These and other risks concerning the Company’s business are described in additional detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, the Company’s preliminary prospectus supplement filed with the Securities and Exchange Commission on November 17, 2016 and in the Company’s other Periodic and Current Reports filed with the Securities and Exchange Commission. The Company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Exhibit Description
1.1	Underwriting Agreement by and among Aclaris Therapeutics, Inc., Jefferies LLC and Leerink Partners LLC, dated November 17, 2016.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

99.1	Press Release, dated November 16, 2016.

99.2	Press Release, dated November 17, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACLARIS THERAPEUTICS, INC.

	By:	/s/ Frank Ruffo
Date: November 18, 2016		Frank Ruffo Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
1.1	Underwriting Agreement by and among Aclaris Therapeutics, Inc., Jefferies LLC and Leerink Partners LLC, dated November 17, 2016.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

99.1	Press Release, dated November 16, 2016.

99.2	Press Release, dated November 17, 2016.